ACQUISITION AGREEMENT

THIS AGREEMENT is dated for reference this ___ day of January, 2008.

BETWEEN:

VOICESERVE, INC. (“VOICESERVE”), a company incorporated pursuant to the laws of Delaware and having an office located at Cavendish House, 369 Burnt Oak Broadway, Edgaware, Middlesex HA8 5AW;

(“Voiceserve”)

 OF THE FIRST PART

AND:

KRZYSZTOF OGLAZA (“Oglaza”), LUKASZ NOWAK (“Nowak”) and MICHAL KOZLOWSKI (“Kozlowski”), being the principals to VOIPSWITCH, INC. (“VOIPSWITCH”), a company incorporated pursuant to the laws of Seychelles and having an office located at Trinity House, 1st Floor, Albert Street, Mahe, Seychelles;

("VoipSwitch”)

 OF THE SECOND PART

WHEREAS:

A.	VoipSwitch is a company that provides a platform that allows implementing various types of Voice Over the Internet Protocol (“VOIP”) services; and

B.	Voiceserve is a global telecommunications company; and

C.
Voiceserve desires to purchase all the issued and outstanding shares of common stock in the capital of VoipSwitch (the “Shares”) and all of the assets of VoipSwitch as listed in Schedule A (the “Assets”) on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1.	VOIPSWITCH’S REPRESENTATIONS

Voipswitch hereby makes the following representations and warranties to Voiceserve, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation made by Voiceserve and shall survive the Closing Date:

(a)
The authorized capital of Voipswitch consists of 100,000 shares of common stock at a par value of $1.00 per share and. The total number of common shares issued and outstanding as of January 10, 2008 is 100,000. As of January 10, 2008, there are no shares of preferred stock issued and outstanding. Additionally, as of January 10, 2008, there are no outstanding or authorized options, dividends, warrants, agreements, subscriptions, calls, demand or rights of any character relating to the capital stock of VoipSwitch;

(b)
VoipSwitch is a corporation duly incorporated, validly existing and in good standing under the laws of Seychelles and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted;

(c)
VoipSwitch is duly licensed or qualified and in good standing in the province of Delaware, which is the sole jurisdiction in which the nature of VoipSwitch’s assets or the business conducted by VoipSwitch makes qualification necessary;

(e)
VoipSwitch has good and marketable title to all of its assets free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability. All of VoipSwitch’s assets are in its possession and control;

(f)	VoipSwitch has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever;

(g)	VoipSwitch has not entered into any other agreement or granted any option to sell or otherwise transfer any of its assets;

(h)
To the knowledge of VoipSwitch, each contract, lease, license, commitment and agreement to which it is a party is in full force and effect and constitutes a legal, valid and binding obligation of all of the parties thereto. VoipSwitch is not in default and has not received or given any notice of default, and to VoipSwitch’s knowledge, no other party thereto is in default, under any such contract, lease, license, commitment or other agreement or under any other obligation relating to VoipSwitch’s assets or its business;

(i)
There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving VoipSwitch. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of VoipSwitch’s knowledge, no investigation by any governmental agency pertaining to VoipSwitch or its assets is pending or has been threatened against VoipSwitch which could adversely affect the financial condition or prospects of VoipSwitch or the conduct of the business thereof or any of VoipSwitch’s assets or materially adversely affect the ability of the shareholders of VoipSwitch to consummate the transactions contemplated by this Agreement;

(j)
To its knowledge, VoipSwitch has not infringed any patent or patent application, copyright or copyright application, trademark or trademark application or trade name or other proprietary or intellectual property right of any other person or received any notice of a claim of such infringement;

(k)	VoipSwitch has the right to use all data and information necessary to permit the conduct of its business from and after the Closing Date, as such business is and has been normally conducted;

(l)	The Articles of VoipSwitch permit it to carry on its present business and to enter into this Agreement;

(m)
The performance of this Agreement will not be in violation of the Articles of VoipSwitch or any agreement to which VoipSwitch is a party and will not give any person any right to terminate or cancel any agreement or any right enjoyed by VoipSwitch and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of VoipSwitch;

(n)	VoipSwitch holds all permits, licences, registrations and authorizations necessary for it to conduct its business;

(o)	VoipSwitch is not in violation of any federal, state, municipal or other law, regulation or order of any government or regulatory authority;

(p)	VoipSwitch has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed, and such filings are substantially true, complete and correct;

(q)	All federal, state, municipal, foreign, sales, property or excise or other taxes whether or not yet due have been fully paid or adequately provided for;

(r)	The corporate records and minute books of VoipSwitch contain complete and accurate minutes of all meetings of the directors and shareholders of VoipSwitch held since incorporation;

(s)	All material transactions of VoipSwitch have been promptly and properly recorded or filed in or with its respective books and records; and

(t)
VoipSwitch has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards and workers' compensation.

2.	VOICESERVE'S REPRESENTATIONS

Voiceserve hereby makes the following representations and warranties to VoipSwitch, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation made by Voiceserve and shall survive the Closing Date:

(a)
The authorized capital of Voiceserve consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. The total number of common shares issued and outstanding as of January 10, 2008 is 23,477,425. As of January 10, 2008, there are no shares of preferred stock issued and outstanding. Additionally, as of January 10, 2008, there no are outstanding or authorized options, dividends, warrants, agreements, subscriptions, calls, demand or rights of any character relating to the capital stock of Voiceserve;

(b)
Voiceserve is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted;

(c)	Voiceserve is in good standing with respect to its filings with the Delaware Secretary of State;

(d)	Voiceserve has no subsidiaries and owns no interest in any corporation, partnership, proprietorship or any other business entity;

(e)	Voiceserve currently has no assets or liabilities other than cash received for share subscriptions;

(f)	Voiceserve has not entered into any other agreement or granted any option to sell or otherwise transfer any of its assets or its securities;

(g)	Voiceserve is not a party to any contracts, leases, licenses, commitments and other agreements relating to its assets or its business;

(h)
There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving Voiceserve. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of Voiceserve’s knowledge, no investigation by any governmental agency, pertaining to Voiceserve or its assets is pending or has been threatened against Voiceserve which could adversely affect the financial condition or prospects of Voiceserve or the conduct of the business thereof or any of Voiceserve’s assets or materially adversely affect the ability of Voiceserve to consummate the transactions contemplated by this Agreement;

(i)	The Articles and Bylaws of Voiceserve permit it to carry on its present business and to enter into this Agreement;

(j)	The performance of this Agreement will not be in violation of the Articles or Bylaws of Voiceserve or any agreement to which Voiceserve is a party;

(k)	Voiceserve is not in violation of any federal, state, municipal or other law, regulation or order of any government or regulatory authority;

(l)	Voiceserve has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed, and such filings are substantially true, complete and correct;

(m)	No federal, state, municipal, foreign, sales, property or excise or other taxes are payable by Voiceserve;

(n)	The corporate records and minute books of Voiceserve contain complete and accurate minutes of all meetings of the directors and shareholders of Voiceserve held since incorporation; and

(o)	All material transactions of Voiceserve have been promptly and properly recorded or filed in or with its respective books and records.

3.                       SALE OF SHARES

On the Closing Date, upon the terms and conditions herein set forth, Voiceserve agrees to pay Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski (or their designated nominees) U.S. $200,000 representing in total U.S. $600,000 being 20% of the Consideration Price, such amounts to be paid in cleared funds upon completion of the acquisition of the entire issued share capital of VoipSwitch and Voiceserve being registered as the beneficial owner of the entire issued share capital of VoipSwitch (“Completion”). At the end of each month following Completion for a period of 12 months, Voiceserve will pay to each of Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski (or their designated nominees) U.S. $16,666.66 (the “Individual Payment”) representing in total U.S. $600,000 being 20% of the Consideration Price. Upon Completion, the balance of the Consideration Price, being U.S. $1,800,000, shall be paid through the issuance to Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski (or their designated nominees) of restricted shares of Voiceserve’s common stock (“Consideration Shares”) at a price per share of U.S. $0.48.  Each of Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski (or their designated nominees) shall be entitled to the Consideration Shares in equal proportions of 1,250,000 (33% x the number of Consideration Shares representing U.S. $1,800,000 to be issued).  For the avoidance of doubt, the Consideration Shares each have the right to vote one share of Voiceserve’s common stock.  For the further avoidance of doubt issuance of Consideration Shares shall be conditional upon each of Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski entering into a service contract with Voiceserve (or such other entity nominated by Voiceserve) as referred to in paragraph 4 below and each of Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski continuing to supply their services to Voiceserve (or such other entity nominated by Voiceserve) for a period of not less than 36 months following Completion.

Upon Completion, each of Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski will enter into a service contract with Voiceserve (or such other entity nominated by Voiceserve) on terms to be agreed between the parties.  It is a condition of the terms contained in this letter that transactions 1 to 4 above are to be agreed together as part of a composite transaction.

4.                       CLOSING

The sale and purchase of the Share shall be closed at the office of VoipSwitch at 10:00 A.M. (Greenwich Mean time) on January 15, 2008 or on such other date or at such other place as may be agreed upon by the parties (the “Closing Date”).

5.                       ACTIONS BY THE PARTIES PENDING CLOSING

From and after the date hereof and until the Closing Date, Voiceserve and VoipSwitch covenant and agree that:

(a)
Voiceserve and VoipSwitch, and their authorized representatives, shall have full access during normal business hours to all documents of Voiceserve and VoipSwitch and each party shall furnish to the other party or its authorized representatives all information with respect to the affairs and business of Voiceserve and VoipSwitch as the parties may reasonably request;

(b)
Voiceserve and VoipSwitch shall conduct their business diligently and substantially in the manner previously conducted and Voiceserve and VoipSwitch shall not make or institute any unusual or novel methods of purchase, sale, management, accounting or operation, except with the prior written consent of the other party. Neither Voiceserve nor VoipSwitch shall enter into any contract or commitment to purchase or sell any assets or engage in any transaction not in the usual and ordinary course of business without the prior written consent of the other party;

(c)	Without the prior written consent of the other party, neither Voiceserve nor VoipSwitch shall transfer any of its assets or the assets of its subsidiaries.

(d)	Without the prior written consent of the other party, neither Voiceserve nor VoipSwitch shall increase or decrease the compensation provided to its employees, officers, directors or agents;

(e)
Neither Voiceserve nor VoipSwitch will amend its Articles of Incorporation or Bylaws, or make any changes in its respective authorized or issued capital without the prior written approval of the other party;

(f)	Neither Voiceserve nor VoipSwitch shall act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation; and

(g)
Neither Voiceserve nor VoipSwitch will declare or pay any dividend or make any distribution, directly or indirectly, in respect of their respective capital stock, nor will they directly or indirectly redeem, purchase, sell or otherwise acquire or dispose of shares in their respective capital stock.

6.                       CONDITIONS PRECEDENT TO VOIPSWITCH’S OBLIGATIONS

Each and every obligation of VoipSwitch to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by Voiceserve:

(a)
The representations and warranties made by VoipSwitch in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

(b)	VoipSwitch shall have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by them by the Closing Date;

(c)
VoipSwitch shall have provided Voiceserve with the opportunity to review all of VoipSwitch’s relevant financial records and Voiceserve shall be satisfied with such review as Voiceserve may determine in its sole opinion;

(d)	VoipSwitch shall have obtained the necessary consent of its shareholders to effect the transactions contemplated herein;

(e)	VoipSwitch shall deliver to Voiceserve:

(i)
a certified true copy of resolutions of VoipSwitch’s Board of Directors authorizing the transfer of the Shares from Oglaza, Nowak and Kozlowski  and  to Voiceserve, the registration of the Shares in the name of the Voiceserve and the issuance of a share certificate representing the Shares in the name of the Voiceserve;

(ii)	share certificates representing the Shares issued in the name of and accompanied by duly executed Irrevocable Powers of Attorney to transfer the Shares to Voiceserve; and

(iii)	A share certificate or certificates registered in the name of the Voiceserve, signed by the President of VoipSwitch, representing the Shares.

7.	CONDITIONS PRECEDENT TO VOICESERVE’S OBLIGATIONS

Each and every obligation of Oglaza, Nowak and Kozlowski and VoipSwitch to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by VoipSwitch:

(a)
The representations and warranties made by Voiceserve in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

(b)	Voiceserve shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by its by the Closing Date;

(c)	Voiceserve shall deliver to VoipSwitch:

(i)	a certified true copy of resolutions of Voiceserve’s Board of Directors authorizing the issuance of the Consideration Shares to Oglaza, Nowak and Kozlowski;

(ii)	share certificates representing the VoipSwitch Shares issued in the names of Oglaza, Nowak and Kozlowski in equal amounts in accordance with paragraph 3 herein, representing the Shares; and

(iii)	U.S $200,000 delivered each to Oglaza, Nowak and Kozlowski.

8.                       ADDITIONAL TERMS

In addition to the Actions by the Parties Pending Closing, the Conditions Precedent to VoipSwitch’s Obligations and the Conditions Precedent to Voiceserve’s Obligations, the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless mutually waived in writing by both Parties:

(a)            Voiceserve shall appoint a person designated by VoipSwitch as Director on Voiceserve’s Board of Directors (the “Appointee”).  Such Appointee shall serve an initial three-year term from the Closing Date (“Appointee Term”).  Should the Appointee Term expire, Appointee resign or be removed from the Board of Directors, for any reason, any replacement of Appointee will be discussed and agreed upon by both Parties.  Notwithstanding the above, any extension of the Appointee Term will be discussed and agreed upon by both Parties.

(b)            Voiceserve hereby agrees to increase the total U.S. $600,000, being 20% of the Consideration Price, to be paid in cleared funds upon completion of the acquisition of the entire issued share capital of VoipSwitch and Voiceserve to Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski by a percentage equal to the percentage of increase above approximately U.S. $375,000 of net profit reported in VoipSwitch’s financial statement reported after the date of this Agreement.  Should Voiceserve agree to increase the total U.S. $600,000, being 20% of the Consideration Price, to be paid in cleared funds upon completion of the acquisition of the entire issued share capital of VoipSwitch and Voiceserve in accord with this Section 8(b), Voiceserve hereby agrees to decrease the amount of the Consideration Price paid over twelve months from the Closing Date to Oglaza, Nowak and Kozlowski to reflect a lesser amount owed in cash in the Consideration Price.

(c)            Voiceserve hereby agrees to provide a monthly salary of $6,000 to each Krzysztof Oglaza, Lukasz Nowak and Michal Kozlowski (individually the “Employee”) to be paid on the first (1st) business day of each month after the Closing Date for a three-year term from the Closing Date (“Employee Term”).  Any extension of the Employee Term will be discussed and agreed upon by both Parties.

(d)            Notwithstanding the terms in Section 3, following Completion, should the net profits for any month of VoipSwitch be less than the aggregate total of the Individual Payment due to the respective Employee (“Net Profit Condition”), Voiceserve will not be liable to pay an aggregate total of the Individual Payment greater than the net profits of that month of VoipSwitch.  Should a Net Profit Condition occur, to satisfy its obligations under Section 8(c) Voiceserve shall therefore provide an Individual Payment to the respective Employee, equal to a third of the monthly net profits of VoipSwitch.  Should subsequent monthly net profits exceed the net monthly profits of VoipSwitch after a Net Profit Condition, any Employee paid an Individual Payment for any month less than $16,666.66 shall receive the difference between the Individual Payment received and $16,666.66.

9.                       FURTHER ASSURANCES

The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

9.                       ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

10.                       NOTICE

10.1                       Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by hand to either party at their respective addresses first noted above.

10.2                       Either party may time to time by notice in writing change its address for the purpose of this section.

11.                       TIME OF ESSENCE

Time shall be of the essence of this Agreement.

12.                       TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13.                       SCHEDULES

The schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

14.                       SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.                       APPLICABLE LAW

The state of the Agreement is Delaware, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the State of Delaware.  The parties hereto agree to attorney to the jurisdiction of the Courts of the State of Delaware.

16.                       ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

[signature pages to follow]

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

VOICESERVE, INC.	KRZYSZTOF OGLAZA

BY:	BY:

VOICESERVE, INC.	LUKASZ NOWAK

BY:	BY:

VOICESERVE, INC.	MICHAL KOZLOWSKI

BY:	BY:

Schedule A

1.	All Customer Orders

2.	All Inventories

3.
All intangible assets (including without limitation all patents, trade secrets, service marks, websites, customer lists, inventions, formulae, processes and permits, and all licenses, agreements and applications with respect to any of the foregoing, together with any goodwill associated with any of the foregoing) of VoipSwitch, including without limitation the right to VoipSwitch’s bank accounts.